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                                     BYLAWS

                                       OF

                           ROBERTS OIL AND GAS, INC.


                                  ARTICLE ONE

                                    OFFICES


                               Registered Office

        1.01 The registered office of the corporation is located at 4041 Richmond, Suite 200, Houston, Texas 77027.

                                Registered Agent

        1.02 The name of the registered agent of the corporation at such address EARL K. ROBERTS.

                                 Other Offices

        1.03 The corporation may also have offices at such other places, within or without the State of Texas, where the corporation is qualified to do business, as the Board of Directors may from time to time designate; or the business of corporation may require.


                                  ARTICLE TWO

                             SHAREHOLDERS' MEETING


                               Place of Meetings

        2.01 Meetings of shareholders shall be held at any place within or without the State of Texas designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, shareholders' meetings shall be held at the registered office of the corporation. Any meeting is valid whenever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting, and filed with the Secretary of the corporation.
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                 Time of Annual Meeting -- Business Transacted






                               Notice of Meetings

        20.3 (1) Notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote by the President or the Secretary, or by the officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or Shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his address appearing on the transfer books of the corporation.


                                 Time of Notice

              (2) Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than fifty (50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which cash the notice must be given not less than twenty (20) days prior to the date of the meeting.


                               Contents of Notice

              (3) Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed reduction of stated capital without amendment, to consider a proposed merger or consolidation, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

                          Notice of Adjourned Meeting

              (4) When a shareholders' meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.


                          Calling of Special Meetings

        2.04 (1) Upon request in writing to the President, Vice President, or Secretary, sent by registered mail or delivered to the officer in person, by any

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persons entitled to call a meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time, fixed by the officer, not less than ten (10) days after the receipt of the request. If the notice is not given within seven (7) days after the date of delivery, or the date of mailing of the request, the person calling the meeting may fix the time of meeting and give the notice in the manner provided in these bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

                   Persons Entitled to Call Special Meetings

        (2) Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the President; (2) the Board of Directors; (3) one or more shareholders holding not less than one tenth of all the shares entitled to vote at the meetings; (4) the executive committee.

                             Quorum of Shareholders

   2.05 (1)     The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business.

                     Adjournment for Lack or Loss of Quorum

        (2) In the absence of a quorum or the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transferred.

                             Closing Transfer Books

   2.06 (1)     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed in any case, fifty (50) days. If the transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                 Record Date for Determination of Shareholders

        (2) In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.
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before the day preceding the election at which such votes will be cumulated. If any shareholder gives written notice as provided above, all shareholders may cumulate their votes.

                           Voting by Voice and Ballot

        2.10 Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

                                    Proxies

        2.11 A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

                                Waiver of Notice

        2.12 Any notice required by law or these bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

                             Action Without Meeting

        2.13 Any action which, under any provision of the Texas Business Corporation Act, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting,and filed with the Secretary of the corporation. Any such signed consent, or a signed copy thereof, shall be placed on the minute books of the corporation.

                     Appointment of Inspectors of Election

        2.14(1) In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

                              Duties of Inspectors

            (2) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive





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notes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                               Vote of Inspectors

        (3) If there are three inspectors of election the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                              Report of Inspectors

        (4) On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

                              Conduct of Meetings

        2.15 At every meeting of the shareholders, the President, or in his absence, the Vice President designated by the President, or in the absence of such designation, a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairman may appoint another person to act as Secretary of the meeting.

                                 ARTICLE THREE

                                   DIRECTORS


                               Directors Defined

        3.01 "Directors" when used in relation to any power or duty requiring collective action, means "Board of Directors."

                                     Powers

        3.02 The business and affairs of the corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by the Texas Business Corporation Act, the Articles of Incorporation, or these bylaws as to action which requires authorization or approval by the shareholders.
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                             Number of Directors

                                   [TO COME]

                                Term of Office

        3.04 The Directors named in the Articles shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified, either at an annual or a special meeting of shareholders. Directors other than those named in the Articles shall hold office until the next annual meeting and until their successors are elected and qualified.

                                  Vacancies

        3.05 (1)        Vacancies in the Board of  Directors shall exist in the
case of the happening of any of the following events: (a) the death, resignation, or removal of any Directors; (b) the authorized number of Directors is increased; or (c) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

                            Declaration of Vacancy

             (2) The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of court, or finally convicted of a felony; or (b) if within sixty
(60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

                        Filling Vacancies by Directors

             (3) Vacancies may be filled by a majority of the remaining Directors, though less than quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders.

                      Filling Vacancies by Shareholders
                 Reduction of Authorized Number of Directors

             (4) The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.
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                              Removal of Directors

   3.06 The entire Board of Directors or any individual Director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, unless cumulative voting has been denied by statute or by the Articles of Incorporation, and if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

                               Place of Meetings

   3.07 Regular meetings of the Board of Directors shall be held at any place within or without the State of Texas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

                                Regular Meetings

                                   [TO COME]

                            Call of Regular Meetings

        (2) All regular meetings of the Board of Directors of this corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any Director.

                           Notice of Regular Meetings

        (3) Written notice of the time and place of the regular meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

              Validation of Meeting Defectively Called or Noticed

        (4) The transactions of any meeting of the Board of Directors, however, called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof.